                                                                      EXHIBIT 21

               SUBSIDIARIES OF AMERICAN RADIO SYSTEMS CORPORATION

       SUBSIDIARY               JURISDICTION OF INCORPORATION OR ORGANIZATION
       ----------               ---------------------------------------------
ARS Acquisition II, Inc.        Delaware
American Radio Systems License
 Corp.                          Delaware
Professional Broadcasting,
 Incorporated                   Virginia
Radio Systems of Miami, Inc.*   Delaware
Radio Systems of Philadelphia,
 Inc.*                          Pennsylvania
EZ Kansas City, Inc.**          Virginia
EZ New Orleans, Inc.**          Virginia
EZ Philadelphia, Inc.**         Virginia
EZ Pittsburgh, Inc.**           Virginia
EZ Charlotte, Inc.**            Virginia
EZ St. Louis, Inc.**            Virginia
EZ Seattle, Inc.**              Virginia
EZ Sacramento, Inc.**           Virginia
Radio Data Group, Inc.**        Virginia
American Tower Systems
 Corporation                    Delaware
American Tower Systems
 (Delaware), Inc.               Delaware
ATS Merger Corporation          Delaware
ATSC Operating Inc.             Delaware
ATSC LP Inc.                    Delaware
ATSC Holding Inc.               Delaware
ATSC GP Inc.                    Delaware
American Tower Systems, L.P.    Delaware
ATS Needham, LLC+               Delaware
Communication Systems
 Development, LLC++             Delaware

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*  Entity is a wholly owned subsidiary of ARS Acquisition, Inc.
**  Entity is a wholly owned subsidiary of Professional Broadcasting
    Incorporated.
*** American and Professional Broadcasting, Incorporated each own a 25% interest in this corporation.
+ American Tower Systems Corporation owns a 50.1% interest in this entity. ++ American Tower Systems Corporation owns a 70.0% interest in this entity.